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                                                                    Exhibit 21.1
                             Control Devices, Inc.
                             List of Subsidiaries

Subsidiaries                                          Place of Incorporation
--------------------------------------------------    ----------------------

Realisations et Diffusion pour l'Industrie ("RDI")    France

RDI Management Company, Inc. ("RDIM")                 Indiana

Control Devices FSC, Inc.                             St. Thomas U.S. Virgin Island

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